Exhibit 99.1

Investor Contact
Ken Diptee
Executive Director, Investor Relations
DineEquity, Inc.
818-637-3632

Media Contact
Lucy Neugart
Sard Verbinnen & Co.
415-618-8750

DineEquity, Inc. Announces Solid First Quarter 2012 Results

Company’s Highly Franchised Model Generates Strong Free Cash Flow and EPS,

Enabling Significant Debt Reduction

GLENDALE, Calif., May 1, 2012 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, reported financial results for the first quarter of 2012.

“We are pleased with our first quarter performance.  At DineEquity, we continue to work closely with IHOP and Applebee’s on their respective brand-building strategies to innovate the menu, drive operational performance, and provide value for our guests,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity.  “Our business fundamentals remain healthy and our unique, highly franchised business model is generating strong free cash flow and enabling debt reduction, which are key measures of our success.”

First Quarter 2012 Financial Highlights

•                  Total debt was reduced by $85.9 million in the first quarter of 2012 as a result of net cash proceeds and financing obligation reductions from the refranchise and sale of Applebee’s company-operated restaurants and free cash flow.  The Company reduced Term Loan balances by $69.0 million, Senior Notes by $4.5 million, and financing and capital lease obligations by $12.4 million.

•                  Adjusted net income available to common stockholders was $24.6 million, representing adjusted earnings per diluted share of $1.36 for the first quarter of 2012. This compares to $26.0 million, or adjusted earnings per diluted share of $1.42, for the same quarter in 2011.  The decrease in adjusted earnings was due to a higher income tax rate and lower segment profit driven by the execution of our strategy to refranchise Applebee’s company-operated restaurants, partially offset by lower cash interest expense. (See “Non-GAAP Financial Measures” below.)

•                  Net income available to common stockholders was $29.9 million, or earnings per diluted share of $1.64 for the quarter, compared to $28.1 million, or earnings per diluted share of $1.53 for the same quarter in 2011.  The increase was primarily due to lower interest expense, a lower loss on debt extinguishment and modification costs, and lower impairment and closure charges.  These items were partially offset by a lower gain on the refranchise and sale of Applebee’s company-operated restaurants, lower segment profit due to refranchising, and a higher income tax rate.

•                  EBITDA was $85.7 million for the first quarter of 2012.

•                  Cash flows from operating activities were $44.7 million, capital expenditures were $4.2 million, and free cash flow was $44.0 million.  (See “Non-GAAP Financial Measures” below.)

•                  Consolidated general and administrative expenses were $39.6 million compared to $38.0 million for the first quarter of 2011. The increase was mainly attributable to higher stock based compensation and severance charges.

•                  Applebee’s company-operated restaurant operating margin was 17.8% in the first quarter of 2012 compared to 15.3% for the same quarter in 2011.  The increase of 250 basis points was primarily due to lower hourly labor expense, the refranchising of lower margin company-operated restaurants, a reduction in depreciation, and a higher average guest check, partially offset by commodities inflation.

Same-Restaurant Sales Performance

Same-restaurant sales performance for each brand is provided below, but it is important to note that because the Company’s is now over 95% franchised, same-restaurant sales variations do not significantly affect DineEquity’s EBITDA, Adjusted EPS, or free cash flow generation.

•                  Applebee’s domestic system-wide same-restaurant sales increased 1.2% for the first quarter of 2012 compared to the same period in 2011.  The increase in first quarter 2012 domestic system-wide same-restaurant sales was mainly driven by a higher average guest check, partially offset by a decline in traffic.

•                  IHOP domestic system-wide same-restaurant sales decreased 0.5% for the first quarter of 2012 compared to the same period in 2011.  The decline in first quarter 2012 domestic system-wide same-restaurant sales was mainly driven by a decline in traffic, partially offset by a higher average guest check.

Refranchise and Sale of Applebee’s Company-Operated Restaurants

In the first quarter of 2012, DineEquity moved to over 95% franchised as it completed the refranchising of 17 Applebee’s company-operated restaurants located in a six-state market area geographically centered around Memphis, Tennessee.  The transaction resulted in net proceeds after taxes of approximately $16 million and reduced sale-leaseback related financing obligations by $9 million.

2012 Guidance

DineEquity reiterates its fiscal 2012 guidance:

•                  Applebee’s domestic system-wide same-restaurant sales performance to range between 0.5% and 2.5%.

•                  IHOP’s domestic system-wide same-restaurant sales performance to range between negative 1.5% and positive 1.5%.

•                  Restaurant operating margin at Applebee’s company-operated restaurants to range between 15.0% and 15.5%.

•                  Applebee’s franchisees to develop between 30 and 40 new restaurants, approximately half of which are expected to be opened in the U.S.

•                  IHOP franchisees and its area licensees to develop between 45 and 55 new restaurants, the majority of which are expected to be opened in the U.S.

•                  Consolidated general & administrative expense to range between $155 and $158 million, including non-cash stock-based compensation expense and depreciation of approximately $18 million.

•                  Consolidated interest expense to range between $120 and $124 million, of which approximately $6 million is non-cash interest expense.

•                  Federal income tax rate to be approximately 36%.

•                  Weighted average diluted shares outstanding to be approximately 18.5 million shares.

•                  Consolidated cash from operations to range between $110 and $122 million.

•                  Approximately $13 million is expected to be generated from the structural run-off of the Company’s long-term receivables.

•                  Consolidated capital expenditures to range between $18 and $20 million.

•                  Consolidated free cash flow (see “Non-GAAP Financial Measures” below) to range between $103 and $117 million.  The Company currently expects its primary use of excess cash will be to fund further debt reduction.

The Company’s fiscal 2012 financial performance guidance reflects the full-year impact of Applebee’s company-operated restaurants refranchised in 2011 and January 2012.  Fiscal 2012 financial performance guidance excludes any impact from future sales of Applebee’s company-operated restaurants, the timing of which could be highly variable due to factors including the economy, the availability of buyer financing, acceptable valuations, and the operating wherewithal of the acquiring franchisee.  Should additional Applebee’s company-operated restaurants be sold this year, DineEquity plans to update its performance guidance accordingly, upon the transaction’s close.

Investor Conference Call Today

The Company will host an investor conference call to discuss its first quarter 2012 financial results on Tuesday, May 1, 2012 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  To participate on the call, please dial (888) 713-4211 and reference pass code 94552505.  International callers, please dial (617) 213-4864 and reference pass code 94552505. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=P6KFBXJPV

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on May 8, 2012 by dialing (888) 286-

8010 and referencing pass code 10975076.  International callers, please dial (617) 801-6888 and reference pass code 10975076.  An online archive of the webcast also will be available on the Investor Information section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With more than 3,500 restaurants combined in 18 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), we believe DineEquity is one of the largest full-service restaurant companies in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s substantial indebtedness; risk of future impairment charges; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; shortages or interruptions in the supply or delivery of food; changing health or dietary preferences; our dependence upon our franchisees; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; third-party claims with respect to intellectual property assets; heavy dependence on information technology; failure to protect the integrity and security of individually identifiable information; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period by deducting from net income (loss) available to common stockholders for such period the effect of any impairment and closure charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any gain or loss related to the disposition of assets and any income tax impact of operational restructuring incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period is defined as income before income taxes less interest expense, loss on retirement of debt, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less dividends paid and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term notes receivable, and the funding of operating activities, capital expenditures and preferred dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DINEEQUITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
Segment Revenues:
Franchise revenues	$108,409	$104,552
Company restaurant sales	100,885	154,703
Rental revenues	32,005	32,216
Financing revenues	4,283	8,729
Total segment revenues	245,582	300,200
Segment Expenses:
Franchise expenses	27,632	27,443
Company restaurant expenses	84,183	131,766
Rental expenses	24,537	24,647
Financing expenses	655	5,575
Total segment expenses	137,007	189,431
Gross segment profit	108,575	110,769
General and administrative expenses	39,632	37,969
Interest expense	30,221	36,306
Amortization of intangible assets	3,075	3,075
Impairment and closure charges	722	4,938
Gain on disposition of assets	(16,733)	(23,754)
Loss on extinguishment of debt	2,611	6,946
Debt modification costs	—	4,114
Income before income taxes	49,047	41,175
Provision for income taxes	(17,703)	(11,476)
Net income	$31,344	$29,699

Net income available to common stockholders:
Net income	$31,344	$29,699
Less: Accretion of Series B preferred stock	(668)	(629)

Less: Net income allocated to unvested participating restricted stock	(796)	(1,014)
Net income available to common stockholders	$29,880	$28,056

Net income available to common stockholders per share:
Basic	$1.69	$1.59
Diluted	$1.64	$1.53
Weighted average shares outstanding:
Basic	17,682	17,697
Diluted	18,651	18,763

DINEEQUITY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	March 31, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$48,684	$60,691
Receivables, net	80,746	115,667
Inventories	11,534	12,031
Prepaid income taxes	—	13,922
Prepaid gift cards	28,903	36,643
Deferred income taxes	22,852	20,579
Assets held for sale	3,986	9,363
Other current assets	18,448	8,051
Total current assets	215,153	276,947
Long-term receivables	224,348	226,526
Property and equipment, net	462,427	474,154
Goodwill	697,470	697,470
Other intangible assets, net	818,783	822,361
Other assets, net	116,305	116,836
Total assets	$2,534,486	$2,614,294
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$7,420	$7,420
Accounts payable	32,906	29,013
Accrued employee compensation and benefits	17,596	26,191
Gift card liability	92,154	146,955
Accrued interest payable	30,509	12,537
Current maturities of capital lease and financing obligations	13,618	13,480
Income taxes payable	10,159	—
Other accrued expenses	25,303	22,048
Total current liabilities	229,665	257,644
Long-term debt, less current maturities	1,337,960	1,411,448
Financing obligations, less current maturities	152,621	162,658
Capital lease obligations, less current maturities	131,903	134,407
Deferred income taxes	376,457	383,810
Other liabilities	110,200	109,107
Total liabilities	2,338,806	2,459,074
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, Series B, at accreted value, shares:10,000,000 authorized; 35,000 issued; March 31, 2012 and December 31, 2011 - 34,900 outstanding	45,176	44,508

Common stock, $.01 par value, shares: 40,000,000 authorized; March 31, 2012 - 24,646,467 issued, 18,314,610 outstanding; December 31, 2011 - 24,658,985 issued,18,060,206 outstanding	246	247
Additional paid-in-capital	206,476	205,663
Retained earnings	227,545	196,869
Accumulated other comprehensive loss	(152)	(294)

Treasury stock, at cost; shares: March 31, 2012 - 6,331,857; December 31, 2011 - 6,598,779	(283,611)	(291,773)
Total stockholders’ equity	195,680	155,220
Total liabilities and stockholders’ equity	$2,534,486	$2,614,294

DINEEQUITY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended
	March 31,
	2012	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$31,344	$29,699
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	10,463	13,290
Non-cash interest expense	1,529	1,417
Loss on extinguishment of debt	2,611	6,946
Impairment and closure charges	445	4,717
Deferred income taxes	(9,626)	(3,903)
Non-cash stock-based compensation expense	3,789	1,863
Tax benefit from stock-based compensation	4,000	5,121
Excess tax benefit from stock options exercised	(2,421)	(4,866)
Gain on disposition of assets	(16,733)	(23,754)
Other	(353)	361
Changes in operating assets and liabilities:
Receivables	35,545	24,636
Inventories	197	(378)
Prepaid expenses	(24)	5,567
Current income tax receivables and payables	23,724	32,194
Accounts payable	1,660	1,358
Accrued employee compensation and benefits	(8,594)	(12,249)
Gift card liability	(54,801)	(46,998)
Other accrued expenses	21,938	15,455
Cash flows provided by operating activities	44,693	50,476
Cash flows from investing activities:
Additions to property and equipment	(4,150)	(3,835)
Proceeds from sale of property and equipment and assets held for sale	21,390	54,597
Principal receipts from notes, equipment contracts and other long-term receivables	3,437	3,395
Other	699	(128)
Cash flows provided by investing activities	21,376	54,029
Cash flows from financing activities:
Repayment of long-term debt (including premiums)	(76,037)	(145,273)
Principal payments on capital lease and financing obligations	(3,007)	(3,553)
Payment of debt modification and issuance costs	—	(12,208)
Repurchase of restricted stock	(859)	(3,272)
Proceeds from stock options exercised	2,045	5,378
Excess tax benefit from stock options exercised	2,421	4,866
Change in restricted cash	(2,639)	(2,392)
Cash flows used in financing activities	(78,076)	(156,454)
Net change in cash and cash equivalents	(12,007)	(51,949)
Cash and cash equivalents at beginning of period	60,691	102,309
Cash and cash equivalents at end of period	$48,684	$50,360

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding impairment and closure charges, loss on extinguishment of debt, amortization of intangible assets, non-cash interest expense, debt modification costs, gain on disposition of assets, net of taxes, and related per share data:

	Three Months Ended
	March 31,
	2012	2011
Net income available to common stockholders, as reported	$29,880	$28,056
Impairment and closure charges	722	4,717
Loss on extinguishment of debt	2,611	6,946
Amortization of intangible assets	3,075	3,075
Non-cash interest expense	1,529	1,417
Debt modification costs	—	4,114
Gain on disposition of assets	(16,733)	(23,754)
Income tax benefit	3,399	1,387
Net income allocated to unvested participating restricted stock	140	73
Net income available to common stockholders, as adjusted	$24,623	$26,031

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$1.64	$1.53
Impairment and closure charges	0.02	0.15
Loss on extinguishment of debt	0.08	0.22
Amortization of intangible assets	0.10	0.10
Non-cash interest expense	0.05	0.05
Debt modification costs	—	0.13
Gain on disposition of assets	(0.54)	(0.76)
Net income allocated to unvested participating restricted stock	0.01	0.00
Diluted net income available to common stockholders per share, as adjusted	$1.36	$1.42

Numerator for basic EPS-income available to common stockholders, as adjusted	$24,623	$26,031

Effect of unvested participating restricted stock using the two-class method	33	53
Effect of dilutive securities:
Stock options	—	—
Convertible Series B preferred stock	668	629
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$25,324	$26,713

Denominator for basic EPS-weighted-average shares	17,682	17,697
Effect of dilutive securities:
Stock options	316	451
Convertible Series B preferred stock	653	615
Denominator for diluted EPS-weighted-average shares and assumed conversions	18,651	18,763

NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Three Months Ended	Twelve Months Ended
	March 31, 2012
U.S. GAAP income before income taxes	$49,047	$112,870
Interest charges	34,672	144,876
Loss on extinguishment of debt	2,611	6,824
Depreciation and amortization	10,463	47,394
Non-cash stock-based compensation	3,789	11,418
Impairment and closure charges	445	25,371
Other	1,416	3,697
Gain on sale of assets	(16,733)	(36,233)
EBITDA	$85,710	$316,217

Reconciliation of the Company’s cash provided by operating activities to free cash flow:

	Three Months Ended
	March 31,
	2012	2011
Cash flows provided by operating activities	$44,693	$50,476
Principal receipts from notes, equipment contracts and other long-term receivables	3,437	3,395
Additions to property and equipment	(4,150)	(3,835)
Free cash flow	$43,980	$50,036

DINEEQUITY, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three Months Ended March 31, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$47,540	$60,869	$100,885	$32,005	$4,283	$245,582
Expense	784	26,848	84,183	24,537	655	137,007
Gross segment profit	46,756	34,021	16,702	7,468	3,628	108,575
Plus:
Depreciation/amortization	2,445	—	2,424	3,460	—	8,329
Interest charges	—	—	97	4,354	—	4,451
Segment EBITDA	$49,201	$34,021	$19,223	$15,282	$3,628	$121,355

	Three Months Ended March 31, 2011
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$45,295	$59,257	$154,703	$32,216	$8,729	$300,200
Expense	645	26,798	131,766	24,647	5,575	189,431
Gross segment profit	44,650	32,459	22,937	7,569	3,154	110,769
Plus:
Depreciation/amortization	2,457	—	4,925	3,549	—	10,931
Interest charges	—	—	148	4,634	—	4,782
Segment EBITDA	$47,107	$32,459	$28,010	$15,752	$3,154	$126,482

Restaurant Data

The following table sets forth, for the three-month periods ended March 31, 2012 and 2011, the number of effective restaurants in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. “Effective restaurants” are the number of restaurants in a given period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the IHOP and Applebee’s systems, which includes restaurants owned by the Company, as well as those owned by franchisees and area licensees. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, as well as rental payments under leases that are usually based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended March 31,
	2012	2011	2012	2011
	Applebee’s		IHOP
	(unaudited)
Effective restaurants(a)
Franchise	1,855	1,738	1,374	1,329
Company	163	271	13	10
Area license	—	—	164	165
Total	2,018	2,009	1,551	1,504
System-wide(b)
Sales percentage change(c)	1.7%	4.4%	2.9%	1.3%
Domestic same-restaurant sales percentage change(d)	1.2%	3.9%	(0.5)%	(2.7)%
Franchise(b)(e)(g)
Sales percentage change(c)	7.2%	13.1%	2.8%	1.4%
Same-restaurant sales percentage change(d)	1.0%	4.3%	(0.5)%	(2.7)%
Average weekly domestic unit sales (in thousands)	$50.1	$50.1	$35.0	$35.2

Company(f)(g)
Sales percentage change(c)	(36.2)%	(31.6)%	n/a	n/a
Same-restaurant sales percentage change(d)	3.9%	0.7%	n/a	n/a
Average weekly domestic unit sales (in thousands)	$45.1	$42.5	n/a	n/a
Area License(e)
Sales percentage change(c)	—	—	3.4%	0.3%

(a)          “Effective restaurants” are the number of restaurants in a given fiscal period adjusted to account for restaurants open for only a portion of the period. Information is presented for all effective restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company.

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP restaurants located in Florida.

(e)          Applebee’s domestic franchise restaurant sales, IHOP franchise restaurant sales and IHOP area license restaurant sales for the three months ended March 31, 2012 and 2011 were as follows:

	Three Months Ended
	March 31,
	2012	2011
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,111.5	$1,036.8
IHOP franchise restaurant sales	$624.9	$608.0
IHOP area license restaurant sales	$62.3	$60.3

(f)            Sales percentage change and same-restaurant sales percentage change for IHOP company-operated restaurants are not applicable (“n/a”) due to the relatively small number and test-market nature of the restaurants, along with the periodic inclusion of restaurants reacquired from franchisees that are temporarily operated by the Company.

(g)   The sales percentage change for the three months ended March 31, 2012 and 2011 for Applebee’s franchise and company-operated restaurants was impacted by the refranchising of 17 company-operated restaurants in 2012 and 132 company-operated restaurants during 2011.

DINEEQUITY, INC. AND SUBSIDIARIES

RESTAURANT DATA

The following table summarizes our restaurant development activity:

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Applebee’s Restaurant Development Activity
Beginning of period	2,019	2,010
New openings:
Franchise	6	3
Total new openings	6	3
Closings:
Franchise	(4)	(2)
Total closings	(4)	(2)
End of period	2,021	2,011
Summary - end of period:
Franchise	1,861	1,767
Company	160	244
Total	2,021	2,011

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
IHOP Restaurant Development Activity
Beginning of period	1,550	1,504
New openings:
Franchise	10	11
Area license	—	2
Total new openings	10	13
Closings:
Franchise	(5)	(3)
Area license	(1)	(1)
Total closings	(6)	(4)
End of period	1,554	1,513
Summary - end of period:
Franchise	1,377	1,338
Company	12	10
Area license	165	165
Total	1,554	1,513